Exhibit (h)(1)(a)(xxii)

AMENDMENT

TO

AMENDED AND RESTATED
TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Amended and Restated Transfer Agency and Service Agreement (“Amendment”) is effective as of the 30th day of November, 2018, by and among The MainStay Funds, a Massachusetts business trust, and MainStay VP Funds Trust and MainStay Funds Trust, each a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”) and NYLIM Service Company LLC, a Delaware limited liability company, having its principal office and place of business at 30 Hudson Street, Jersey City, New Jersey 07302 (“NSC”).

WHEREAS, the Funds and NSC are parties to an Amended and Restated Transfer Agency and Service Agreement, dated October 1, 2008, as amended (“Agreement”); and

WHEREAS, pursuant to Article 2.01 and Article 11 of the Agreement, the parties hereby wish to amend the Agreement to remove MainStay Absolute Return Multi-Strategy Fund.

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.

THE MAINSTAY FUNDS

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and
Accounting Officer

MAINSTAY FUNDS TRUST

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and
Accounting Officer

MAINSTAY VP FUNDS TRUST

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and
Accounting Officer

NYLIM SERVICE COMPANY LLC

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	President

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SCHEDULE A

Effective Date: November 30, 2018
(unless otherwise indicated)

The MainStay Funds	MainStay Funds Trust
MainStay Income Builder Fund	MainStay Balanced Fund
MainStay Large Cap Growth Fund	MainStay Candriam Emerging Markets Equity Fund
MainStay MacKay Common Stock Fund	MainStay Conservative Allocation Fund
MainStay MacKay Convertible Fund	MainStay Cushing MLP Premier Fund
MainStay MacKay Emerging Markets Debt Fund	MainStay Cushing Renaissance Advantage Fund
MainStay MacKay Government Fund	MainStay Cushing Energy Income Fund
MainStay MacKay High Yield Corporate Bond Fund	MainStay Epoch Capital Growth Fund
MainStay MacKay International Equity Fund	MainStay Epoch Global Choice Fund
MainStay MacKay Tax Free Bond Fund	MainStay Epoch Global Equity Yield Fund
MainStay MacKay Unconstrained Bond Fund	MainStay Epoch International Choice Fund
MainStay MAP Equity Fund	MainStay Epoch U.S. All Cap Fund
MainStay Money Market Fund	MainStay Epoch U.S. Equity Yield Fund
MainStay Epoch U.S. Small Cap Fund
MainStay Floating Rate Fund
MainStay VP Funds Trust	MainStay Growth Allocation Fund
MainStay VP MacKay Convertible Portfolio – Service Class	MainStay Indexed Bond Fund
MainStay VP MacKay Convertible Portfolio – Service 2 Class	MainStay MacKay California Tax Free Opportunities Fund
MainStay MacKay Emerging Markets Equity Fund
MainStay MacKay Growth Fund
MainStay MacKay High Yield Municipal Bond Fund
MainStay MacKay International Opportunities Fund
MainStay MacKay New York Tax Free Opportunities Fund
MainStay MacKay S&P 500 Index Fund
MainStay MacKay Short Duration High Yield Fund
MainStay MacKay Short Term Municipal Fund
MainStay MacKay Total Return Bond Fund
MainStay MacKay U.S. Equity Opportunities Fund
MainStay Moderate Allocation Fund
MainStay Moderate Growth Allocation Fund
MainStay Retirement 2010 Fund
MainStay Retirement 2020 Fund
MainStay Retirement 2030 Fund
MainStay Retirement 2040 Fund
MainStay Retirement 2050 Fund
MainStay Retirement 2060 Fund
MainStay U.S. Government Liquidity Fund

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